CONSENT OF INDEPENDENT AUDITORS

Jay J. Shapiro
A professional corporation
16501 Ventura Boulevard
Suite 650
Encino, CA  91436
Tel. (818) 990-4204	Fax (818) 990-4944


Progressive Telecommunications Corporation
Clearwater, Florida


I consent to the inclusion in the registration Statement on Form S-8 of Progressive Telecommunications (which shall be filled on or about
November 15, 1999) of my report dated December 23, 1998 appearing in Form 10-K for the year ended September 30, 1998 on the fiscal 1997 and 1998 financial statements for MARQUEE ENTERTAINMENT, INC.



								       /s/ Jay J. Shapiro
      								JAY J. SHAPIRO, CPA
						    		A Professional Corporation
               Encino, California
                November 10, 1999